NEWS RELEASE

Contact:	Donald P. Hileman
President and CEO
(419) 782-5104
dhileman@first-fed.com

For Immediate Release	Exhibit 99.1

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2014 SECOND QUARTER EARNINGS

•	Net Income of $5.7 million for 2014 second quarter, compared to $5.2 million in first quarter 2014 and $6.1 million in the 2013 second quarter
•	Return on average assets of 1.05%, up from 0.98% in the linked quarter, down from 1.21% in the 2013 second quarter
•	Net interest margin of 3.62%, up from 3.61%in the linked quarter, down from 3.82% in the 2013 second quarter
•	Average earning assets up 6.9% from second quarter 2013
•	Nonperforming loans down 13.2% from second quarter 2013

DEFIANCE, OHIO (July 21, 2014) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the second quarter ended June 30, 2014 totaled $5.7 million, or $0.57 per diluted common share, compared to $6.1 million or $0.60 per diluted common share for the quarter ended June 30, 2013.

“Our earnings performance in the second quarter was very solid and our outlook remains very positive on our prospects going forward,” said Donald P. Hileman, President, and Chief Executive Officer of First Defiance Financial Corp. “Improved loan growth and expansion in both net interest income and non-interest revenues from last quarter show positive progress in our core business strategies.”

Net Interest Income up compared to second quarter 2013

Net interest income of $17.1 million in the second quarter of 2014 was up from $16.9 in the second quarter of 2013. Net interest margin was 3.62% for the second quarter of 2014, up from 3.61% in the first quarter 2014, but down from 3.82% in the second quarter of 2013. Yield on interest earning assets declined by 26 basis points, to 3.96% in the second quarter of 2014 from 4.22% in the second quarter of 2013. The cost of interest-bearing liabilities decreased by 7 basis points in the second quarter of 2014 to 0.43% from 0.50% in the second quarter of 2013.

“Increased loan demand across our markets, initial contributions from our Business Banking loan strategy, and our new loan production office in Columbus, Ohio were all key contributors to second quarter loan growth.” said Hileman. “Even with competitive loan pricing, our net interest margin remains strong.”

1

Non-Interest Income down from second quarter 2013

First Defiance’s non-interest income for the second quarter of 2014 was $7.6 million compared with $7.9 million in the second quarter of 2013. The second quarter 2014 included $471,000 of gains on the sale of securities compared to $43,000 in the second quarter 2013.

Mortgage banking income decreased to $1.5 million in the second quarter of 2014, down from $2.4 million in the second quarter of 2013. Mortgage banking activity remained significantly reduced from the second quarter a year ago, particularly with refinance volumes impacted by higher rates. Gains from the sale of mortgage loans decreased in the second quarter of 2014 to $986,000 from $1.9 million in the second quarter of 2013. Mortgage loan servicing revenue was $878,000 in the second quarter of 2014, up slightly from $875,000 in the second quarter of 2013. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $44,000 in the second quarter of 2014 compared with a positive adjustment of $312,000 in the second quarter of 2013.

For the second quarter 2014, income from the sale of insurance and investment products was $2.2 million and service fees and other charges were $2.5 million, both essentially even with the second quarter of 2013. Trust income was $302,000 in the second quarter of 2014 up 27% from $238,000 in the second quarter of 2013.

“We are very pleased with increased mortgage banking revenues for the second quarter, despite being well below the strong levels of a year ago,” continued Hileman. “Overall, we had solid growth in our non-interest revenues on a linked quarter basis and are optimistic about our trend for the second half of the year.”

Non-Interest Expenses up from second quarter 2013

Total non-interest expense was $16.4 million in the second quarter of 2014, an increase from $15.7 million in the second quarter of 2013.

Compensation and benefits increased to $8.7 million in the second quarter of 2014 compared to $8.5 in the second quarter of 2013. Merit increases for salaries and higher health plan costs were partially offset by lower accruals for bonus payments based on meeting performance targets. Other non-interest expense increased to $3.3 million in the second quarter of 2014 from $3.1 million in the second quarter of 2013.

Credit Quality

Non-performing loans totaled $24.9 million at June 30, 2014, a decrease from $28.7 million at June 30, 2013. In addition, First Defiance had $5.6 million of real estate owned at June 30, 2014 compared to $6.5 million at June 30, 2013. Accruing troubled debt restructured loans were $27.0 million at June 30, 2014 compared with $28.7 million at June 30, 2013. For the second quarter of 2014, First Defiance recorded net charge-offs of $602,000, down from $637,000 in the second quarter of 2013. The allowance for loan loss as a percentage of total loans was 1.56% at June 30, 2014 compared with 1.68% at June 30, 2013.

2

The second quarter results include expense for provision for loan losses of $446,000, compared with $448,000 for the same period in 2013 and $103,000 in the first quarter of 2014.

“Classified assets, nonperforming loans and other real estate all declined in the second quarter, continuing the positive trend in our asset quality metrics,” said Hileman. “We now have a strengthened credit underwriting discipline in place to support our growth objectives.”

Year-To-Date Results

For the six month period ended June 30, 2014, net interest income totaled $33.9 million compared with $33.4 million in the first six months of 2013. Average interest-earning assets increased to $1.945 billion in the first six months of 2014, compared to $1.824 billion in the first six months of 2013. Net interest margin for the first six months of 2014 was 3.62%, down 16 basis points from the 3.78% margin reported in the six month period ended June 30, 2013.

The provision for loan losses in the first six months of 2014 was $549,000, compared to $873,000 recorded during the first six months of 2013.

Non-interest income for the first six months of 2014 was $14.9 million, compared to $16.9 million during the same period of 2013. Service fees and other charges were $4.8 million for the first six months of 2014, down from $4.9 million during the same period of 2013. Mortgage banking income decreased to $2.8 million for the first six months of 2014, compared with $5.3 million during the same period of 2013. Insurance and investment sales revenues remained relatively flat at $5.3 million for the first six months of 2014, compared with same period of 2013. Non-interest income for the first six months of 2014 included $471,000 of gain on the sale of securities compared with $97,000 during the same period of 2013.

Non-interest expense was $33.0 million for the first six months of 2014; basically level with the same period of 2013. Compensation and benefits expense was $17.2 million for the first six months of 2014 compared with $17.3 million during the same period of 2013. Decreases in FDIC insurance premiums of $193,000, financial institutions taxes of $247,000 and amortization of intangibles of $85,000 were offset by increases in data processing of $350,000 and other expenses of $330,000, which included the $786,000 cost recorded in the first quarter for terminating a merger agreement.

Total Assets at $2.15 Billion

Total assets at June 30, 2014 were $2.15 billion compared to $2.14 billion at December 31, 2013 and $2.07 billion at June 30, 2013. Net loans receivable (excluding loans held for sale) were $1.56 billion at June 30, 2014 compared to $1.56 billion at December 31, 2013 and $1.54 billion at June 30, 2013. Total cash and cash equivalents were $156.2 million at June 30, 2014 compared with $179.3 million at December 31, 2013 and $127.7 million at June 30, 2013. Also, at June 30, 2014, goodwill and other intangible assets totaled $64.5 million compared to $65.0 million at December 31, 2013 and $65.6 million at June 30, 2013.

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Total deposits at June 30, 2014 were $1.74 billion compared with $1.74 billion at December 31, 2013, and $1.64 billion at June 30, 2013. Non-interest bearing deposits at June 30, 2014 were $355.3 million compared to $348.9 million at December 31, 2013 and $301.7 million at June 30, 2013. Total stockholders’ equity was $276.4 million at June 30, 2014 compared to $272.1 million at December 31, 2013 and $264.5 million at June 30, 2013.

Dividend to be Paid August 29

The Board of Directors declared a quarterly cash dividend of $0.15 per common share payable August 29, 2014 to shareholders of record at the close of business on August 22, 2014. The dividend represents an annual dividend of 2.20 percent based on the First Defiance common stock closing price on July 18, 2014. First Defiance has approximately 9,492,759 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, July 22, 2014 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/fdef140722.html. Audio replay of the Internet Webcast will be available at www.fdef.com until August 22, 2014 at 9:00 a.m. ET

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 32 full service branches and 42 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana. First Insurance Group is a full-service insurance agency with five offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

4

Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	June 30,	December 31,	June 30,
(in thousands)	2014	2013	2013

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$42,246	$36,318	$39,743
Interest-bearing deposits	114,000	143,000	88,000
	156,246	179,318	127,743
Securities
Available-for sale, carried at fair value	232,289	198,170	188,079
Held-to-maturity, carried at amortized cost	330	387	445
	232,619	198,557	188,524

Loans	1,581,984	1,580,448	1,562,666
Allowance for loan losses	(24,627)	(24,950)	(26,270)
Loans, net	1,557,357	1,555,498	1,536,396
Loans held for sale	7,324	9,120	14,808
Mortgage servicing rights	9,003	9,106	8,731
Accrued interest receivable	5,730	5,778	5,891
Federal Home Loan Bank stock	13,802	19,350	19,353
Bank Owned Life Insurance	47,169	42,715	42,292
Office properties and equipment	39,470	38,597	38,866
Real estate and other assets held for sale	5,554	5,859	6,546
Goodwill	61,525	61,525	61,525
Core deposit and other intangibles	2,934	3,497	4,090
Deferred taxes	-	565	2,291
Other assets	12,757	7,663	9,160
Total Assets	$2,151,490	$2,137,148	$2,066,216

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$355,268	$348,943	$301,742
Interest-bearing deposits	1,386,544	1,386,849	1,333,966
Total deposits	1,741,812	1,735,792	1,635,708
Advances from Federal Home Loan Bank	22,034	22,520	62,773
Notes payable and other interest-bearing liabilities	52,455	51,919	47,560
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	1,686	1,519	1,844
Deferred Taxes	613	-	-
Other liabilities	20,358	17,168	17,751
Total Liabilities	1,875,041	1,865,001	1,801,719
Stockholders’ Equity
Preferred stock	-	-	-
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	136,139	136,403	136,111
Accumulated other comprehensive income	3,142	545	204
Retained earnings	190,246	182,290	173,679
Treasury stock, at cost	(54,083)	(48,096)	(46,502)
Total stockholders’ equity	276,449	272,147	264,497
Total Liabilities and Stockholders’ Equity	$2,151,490	$2,137,148	$2,066,216

5

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2014	2013	2014	2013
Interest Income:
Loans	$16,878	$17,047	$33,529	$33,843
Investment securities	1,608	1,406	3,135	2,809
Interest-bearing deposits	118	72	219	130
FHLB stock dividends	170	207	365	426
Total interest income	18,774	18,732	37,248	37,208
Interest Expense:
Deposits	1,327	1,511	2,685	3,158
FHLB advances and other	133	92	266	182
Subordinated debentures	146	150	292	302
Notes Payable	39	61	80	121
Total interest expense	1,645	1,814	3,323	3,763
Net interest income	17,129	16,918	33,925	33,445
Provision for loan losses	446	448	549	873
Net interest income after provision for loan losses	16,683	16,470	33,376	32,572
Non-interest Income:
Service fees and other charges	2,508	2,549	4,832	4,934
Mortgage banking income	1,540	2,443	2,787	5,273
Gain on sale of non-mortgage loans	36	2	39	17
Gain on sale of securities	471	43	471	97
Insurance and investment sales commissions	2,244	2,277	5,274	5,313
Trust income	302	238	580	444
Income from Bank Owned Life Insurance	235	231	454	460
Other non-interest income	281	115	506	365
Total Non-interest Income	7,617	7,898	14,943	16,903
Non-interest Expense:
Compensation and benefits	8,709	8,475	17,181	17,273
Occupancy	1,704	1,670	3,292	3,303
FDIC insurance premium	353	275	738	931
Financial institutions tax	514	627	1,009	1,256
Data processing	1,479	1,313	2,844	2,494
Amortization of intangibles	274	313	563	648
Other non-interest expense	3,324	3,051	7,391	7,061
Total Non-interest Expense	16,357	15,724	33,018	32,966
Income before income taxes	7,943	8,644	15,301	16,509
Income taxes	2,254	2,535	4,433	4,841
Net Income	$5,689	$6,109	$10,868	$11,668

Earnings per common share:
Basic	$0.59	$0.63	$1.13	$1.20
Diluted	$0.57	$0.60	$1.08	$1.15

Average Shares Outstanding:
Basic	9,607	9,774	9,644	9,755
Diluted	10,066	10,156	10,096	10,130

6

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(dollars in thousands, except per share data)	2014	2013	% change	2014	2013	% change
Summary of Operations

Tax-equivalent interest income (1)	$19,221	$19,143	0.4%	$38,121	$38,028	0.2%
Interest expense	1,645	1,814	(9.3)	3,323	3,763	(11.7)
Tax-equivalent net interest income (1)	17,576	17,329	1.4	34,798	34,265	1.6
Provision for loan losses	446	448	(0.4)	549	873	(37.1)
Tax-equivalent NII after provision for loan loss (1)	17,130	16,881	1.5	34,249	33,392	2.6
Investment Securities gains	471	43	995.3	471	97	385.6
Non-interest income (excluding securities gains/losses)	7,146	7,804	(8.4)	14,472	16,713	(13.4)
Non-interest expense	16,357	15,674	4.4	33,018	32,873	0.4
Income taxes	2,254	2,535	(11.1)	4,433	4,841	(8.4)
Net Income	5,689	6,109	(6.9)	10,868	11,668	(6.9)
Tax equivalent adjustment (1)	447	411	8.8	873	820	6.5
At Period End
Assets	2,151,490	2,066,216	4.1
Earning assets	1,949,729	1,873,351	4.1
Loans	1,581,984	1,562,666	1.2
Allowance for loan losses	24,627	26,270	(6.3)
Deposits	1,741,812	1,635,708	6.5
Stockholders’ equity	276,449	264,497	4.5
Average Balances
Assets	2,165,486	2,030,707	6.6	2,155,927	2,029,307	6.2
Earning assets	1,952,440	1,825,730	6.9	1,944,793	1,824,105	6.6
Loans	1,551,799	1,520,708	2.0	1,548,351	1,510,465	2.5
Deposits and interest-bearing liabilities	1,865,824	1,745,084	6.9	1,859,074	1,745,588	6.5
Deposits	1,756,098	1,644,777	6.8	1,748,668	1,647,774	6.1
Stockholders’ equity	276,490	264,293	4.6	275,118	261,959	5.0
Stockholders’ equity / assets	12.77%	13.01%	(1.9)	12.76%	12.91%	(1.1)
Per Common Share Data
Net Income
Basic	$0.59	$0.63	(6.3)	$1.13	$1.20	(5.8)
Diluted	0.57	0.60	(5.0)	1.08	1.15	(6.1)
Dividends	0.15	0.10	50.0	0.30	0.20	50.0
Market Value:
High	$29.00	$23.75	22.1	$29.00	$23.75	22.1
Low	26.50	20.80	27.4	24.24	18.42	31.6
Close	28.70	22.55	27.3	28.70	22.55	27.3
Common Book Value	28.96	26.97	7.4	28.96	26.97	7.4
Tangible Common Book Value	22.19	20.25	9.5	22.19	20.25	9.5
Shares outstanding, end of period (000)	9,515	9,776	(2.7)	9,515	9,776	(2.7)
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.62%	3.82%	(5.3)	3.62%	3.78%	(4.4)
Return on average assets	1.05%	1.21%	(12.7)	1.02%	1.16%	(12.1)
Return on average equity	8.25%	9.27%	(11.0)	7.97%	8.96%	(11.1)
Efficiency ratio (2)	66.16%	62.36%	6.1	67.01%	64.48%	3.9
Effective tax rate	28.38%	29.33%	(3.2)	28.97%	29.32%	(1.2)
Dividend payout ratio (basic)	25.42%	15.87%	60.2	26.55%	16.67%	59.3

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%

(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2014	2013	2014	2013

Gain from sale of mortgage loans	$986	$1,890	$1,628	$4,066
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	878	875	1,782	1,745
Amortization of mortgage servicing rights	(368)	(634)	(660)	(1,323)
Mortgage servicing rights valuation adjustments	44	312	37	785
	554	553	1,159	1,207
Total revenue from sale and servicing of mortgage loans	$1,540	$2,443	$2,787	$5,273

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended June 30,
	(dollars in thousands)
	2014			2013
	Average		Yield	Average		Yield
	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Interest-earning assets:
Loans receivable	$1,551,799	$16,918	4.37%	$1,520,708	$17,064	4.50%
Securities	217,848	2,015	3.79%	195,942	1,800	3.82%
Interest Bearing Deposits	168,991	118	0.28%	89,116	72	0.32%
FHLB stock	13,802	170	4.94%	19,964	207	4.16%
Total interest-earning assets	1,952,440	19,221	3.96%	1,825,730	19,143	4.22%
Non-interest-earning assets	213,046			204,977
Total assets	$2,165,486			$2,030,707
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,407,795	$1,327	0.38%	$1,343,678	$1,511	0.45%
FHLB advances and other	22,116	133	2.41%	14,443	92	2.55%
Subordinated debentures	36,132	146	1.62%	49,728	61	0.49%
Notes payable	51,478	39	0.30%	36,136	150	1.66%
Total interest-bearing liabilities	1,517,521	1,645	0.43%	1,443,985	1,814	0.50%
Non-interest bearing deposits	348,303	-	-	301,099	-	-
Total including non-interest-bearing demand deposits	1,865,824	1,645	0.35%	1,745,084	1,814	0.42%
Other non-interest-bearing liabilities	23,172			21,330
Total liabilities	1,888,996			1,766,414
Stockholders' equity	276,490			264,293
Total liabilities and stockholders' equity	$2,165,486			$2,030,707
Net interest income; interest rate spread		$17,576	3.53%		$17,329	3.72%
Net interest margin (3)			3.62%			3.82%
Average interest-earning assets to average interest bearing liabilities			129%			126%

	Six Months Ended June 30,
	2014			2013
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,548,351	$33,590	4.37%	$1,510,465	$33,878	4.50%
Securities	210,061	3,947	3.88%	196,257	3,594	3.81%
Interest Bearing Deposits	170,829	219	0.26%	97,724	130	0.27%
FHLB stock	15,552	365	4.73%	19,659	426	4.35%
Total interest-earning assets	1,944,793	38,121	3.95%	1,824,105	38,028	4.18%
Non-interest-earning assets	211,134			205,202
Total assets	$2,155,927			$2,029,307
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,403,873	$2,685	0.39%	$1,350,112	$3,158	0.47%
FHLB advances and other	22,240	266	2.41%	13,616	182	2.68%
Subordinated debentures	36,133	292	1.63%	48,062	121	0.50%
Notes payable	52,033	80	0.31%	36,136	302	1.68%
Total interest-bearing liabilities	1,514,279	3,323	0.44%	1,447,926	3,763	0.52%
Non-interest bearing deposits	344,795	-	-	297,662	-	-
Total including non-interest-bearing demand deposits	1,859,074	3,323	0.36%	1,745,588	3,763	0.43%
Other non-interest-bearing liabilities	21,735			21,760
Total liabilities	1,880,809			1,767,348
Stockholders' equity	275,118			261,959
Total liabilities and stockholders' equity	$2,155,927			$2,029,307
Net interest income; interest rate spread		$34,798	3.51%		$34,265	3.66%
Net interest margin (3)			3.62%			3.78%
Average interest-earning assets to average interest bearing liabilities			128%			126%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2014	1st Qtr 2014	4th Qtr 2013	3rd Qtr 2013	2nd Qtr 2013
Summary of Operations
Tax-equivalent interest income (1)	$19,221	$18,900	$19,143	$19,242	$19,143
Interest expense	1,645	1,678	1,728	1,680	1,814
Tax-equivalent net interest income (1)	17,576	17,222	17,415	17,562	17,329
Provision for loan losses	446	103	475	476	448
Tax-equivalent NII after provision for loan losses (1)	17,130	17,119	16,940	17,086	16,881
Investment securities gains, net of impairment	471	-	(337)	-	44
Non-interest income (excluding securities gains/losses)	7,146	7,326	6,869	7,344	7,854
Non-interest expense	16,357	16,661	15,987	16,100	15,724
Income taxes	2,254	2,179	1,991	2,445	2,535
Net income	5,689	5,179	5,087	5,479	6,109
Tax equivalent adjustment (1)	447	426	406	406	411
At Period End
Total assets	$2,151,490	$2,163,659	$2,137,148	$2,058,430	$2,066,216
Earning assets	1,949,729	1,965,225	1,950,475	1,863,546	1,873,351
Loans	1,581,984	1,563,953	1,580,448	1,561,279	1,562,666
Allowance for loan losses	24,627	24,783	24,950	25,964	26,270
Deposits	1,741,812	1,760,617	1,735,792	1,658,492	1,635,708
Stockholders’ equity	276,449	274,877	272,147	269,359	264,497
Stockholders’ equity / assets	12.85%	12.70%	12.73%	13.09%	12.80%
Goodwill	61,525	61,525	61,525	61,525	61,525
Average Balances
Total assets	$2,165,486	$2,146,369	$2,124,109	$2,026,277	$2,030,707
Earning assets	1,952,440	1,937,145	1,915,508	1,816,626	1,825,730
Loans	1,551,799	1,544,902	1,543,057	1,548,718	1,520,708
Deposits and interest-bearing liabilities	1,865,824	1,852,322	1,833,291	1,741,850	1,745,084
Deposits	1,756,098	1,741,237	1,719,319	1,632,712	1,644,777
Stockholders’ equity	276,490	273,745	270,856	265,488	264,293
Stockholders’ equity / assets	12.77%	12.75%	12.75%	13.10%	13.01%
Per Common Share Data
Net Income:
Basic	$0.59	$0.53	$0.52	$0.56	$0.63
Diluted	0.57	0.51	0.50	0.54	0.60
Dividends	0.15	0.15	0.10	0.10	0.10
Market Value:
High	$29.00	$28.23	$27.25	$28.46	$23.75
Low	26.50	24.24	23.31	22.49	20.80
Close	28.70	27.12	25.97	23.39	22.55
Common Book Value	28.96	28.38	27.91	27.44	26.97
Shares outstanding, end of period (in thousands)	9,515	9,653	9,720	9,785	9,776
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.62%	3.61%	3.61%	3.84%	3.82%
Return on average assets	1.05%	0.98%	0.95%	1.07%	1.21%
Return on average equity	8.25%	7.67%	7.45%	8.19%	9.27%
Efficiency ratio (2)	66.16%	67.87%	65.75%	64.56%	62.36%
Effective tax rate	28.38%	29.61%	28.13%	30.86%	29.33%
Common dividend payout ratio (basic)	25.42%	28.30%	19.23%	17.86%	15.87%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2014	1st Qtr 2014	4th Qtr 2013	3rd Qtr 2013	2nd Qtr 2013
Loan Portfolio Composition
One to four family residential real estate	$199,886	$196,940	$195,752	$191,984	$196,802
Construction	108,478	82,049	86,058	59,567	41,519
Commercial real estate	801,923	809,071	819,618	821,115	820,412
Commercial	390,055	380,144	388,236	386,160	396,158
Consumer finance	15,800	16,346	16,902	16,659	16,817
Home equity and improvement	108,460	106,632	106,930	105,727	106,570
Total loans	1,624,602	1,591,182	1,613,496	1,581,212	1,578,278
Less:
Loans in process	41,874	26,487	32,290	19,189	14,876
Deferred loan origination fees	744	742	758	744	736
Allowance for loan loss	24,627	24,783	24,950	25,964	26,270
Net Loans	$1,557,357	$1,539,170	$1,555,498	$1,535,315	$1,536,396

Allowance for loan loss activity
Beginning allowance	$24,783	$24,950	$25,964	$26,270	$26,459
Provision for loan losses	446	103	475	476	448
Credit loss charge-offs:
One to four family residential real estate	42	228	175	78	184
Commercial real estate	39	228	1,097	829	283
Commercial	973	525	670	39	316
Consumer finance	12	11	7	33	8
Home equity and improvement	80	184	144	170	170
Total charge-offs	1,146	1,176	2,093	1,149	961
Total recoveries	544	906	604	367	324
Net charge-offs (recoveries)	602	270	1,489	782	637
Ending allowance	$24,627	$24,783	$24,950	$25,964	$26,270

Credit Quality
Total non-performing loans (1)	$24,863	$26,774	$27,847	$30,512	$28,650
Real estate owned (REO)	5,554	6,028	5,859	5,518	6,546
Total non-performing assets (2)	$30,417	$32,802	$33,706	$36,030	$35,196
Net charge-offs	602	270	1,489	782	637

Restructured loans, accruing (3)	26,975	26,654	27,630	28,010	28,732

Allowance for loan losses / loans	1.56%	1.58%	1.58%	1.66%	1.68%
Allowance for loan losses / non-performing assets	80.96%	75.55%	74.02%	72.06%	74.64%
Allowance for loan losses / non-performing loans	99.05%	92.56%	89.60%	85.09%	91.69%
Non-performing assets / loans plus REO	1.92%	2.09%	2.12%	2.30%	2.24%
Non-performing assets / total assets	1.41%	1.52%	1.58%	1.75%	1.70%
Net charge-offs / average loans (annualized)	0.16%	0.07%	0.39%	0.20%	0.17%

Deposit Balances
Non-interest-bearing demand deposits	$355,268	$338,412	$348,943	$300,891	$301,742
Interest-bearing demand deposits and money market	717,506	740,783	715,939	681,987	659,249
Savings deposits	200,626	199,361	185,121	182,271	182,784
Retail time deposits less than $100,000	299,288	309,758	313,335	318,317	321,422
Retail time deposits greater than $100,000	169,124	172,303	172,454	175,026	168,573
National/Brokered time deposits	-	-	-	-	1,938
Total deposits	$1,741,812	$1,760,617	$1,735,792	$1,658,492	$1,635,708

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

June 30, 2014
One to four family residential real estate	$199,886	$196,253	$732	$2,901
Construction	108,478	108,478	-	-
Commercial real estate	801,923	786,911	205	14,807
Commercial	390,055	382,907	96	7,052
Consumer finance	15,800	15,711	89	-
Home equity and improvement	108,460	107,271	1,086	103
Total loans	$1,624,602	$1,597,531	$2,208	$24,863

December 31, 2013
One to four family residential real estate	$195,752	$190,854	$1,625	$3,273
Construction	86,058	86,058	-	-
Commercial real estate	819,618	803,218	566	15,834
Commercial	388,236	379,889	20	8,327
Consumer finance	16,902	16,771	131	-
Home equity and improvement	106,930	105,211	1,306	413
Total loans	$1,613,496	$1,582,001	$3,648	$27,847

June 30, 2013
One to four family residential real estate	$196,802	$192,257	$1,480	$3,065
Construction	41,519	41,519	-	-
Commercial real estate	820,412	799,070	1,348	19,994
Commercial	396,158	390,510	258	5,390
Consumer finance	16,817	16,628	189	-
Home equity and improvement	106,570	105,163	1,206	201
Total loans	$1,578,278	$1,545,147	$4,481	$28,650

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